Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 for the Abbott Laboratories Deferred Compensation Plan of our reports relating to the consolidated financial statements of TAP Pharmaceutical Products Inc. and subsidiaries dated February 16, 2005, appearing in the Annual Report on Form 10-K of Abbott Laboratories for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

May 11, 2005